EXHIBIT 99.1

      CHIRAL QUEST NAMES RONALD BRANDT AS INTERIM CHIEF EXECUTIVE OFFICER;
                    PROMOTES TWO EXECUTIVES ON INTERIM BASIS

Friday April 16, 4:05 pm ET

MONMOUTH JUNCTION, N.J., April 16 /PRNewswire-FirstCall/ -- Chiral Quest, Inc. -- (OTC Bulletin Board: CQST - News) -- announced today that it named Ronald Brandt Interim President and Chief Executive Officer. He replaces Dr. Alan Roth who recently stepped down as Chief Executive Officer and member of the Board of Directors to pursue other professional interests. The Company also named Yaping Hong, Ph.D. Senior Director of Process and Chemistry and Interim Chief Operating Officer, and Brian Lenz Interim Chief Financial Officer.

"Under the leadership of Dr. Roth, the Chiral Quest team has made great strides in providing novel asymmetric technologies and services to the pharmaceutical, agrochemical, and fine chemical industries" said Mr. Brandt. "I am excited to have the opportunity to continue the work that Dr. Roth and our team started in 2003."

The Company will continue to execute its business strategy while the Board of Directors searches for a permanent Chief Executive Officer.

Ronald Brandt joined Chiral Quest as Vice President Business Development in October 2003. He has held significant responsibilities in the life science and specialty chemicals industries, serving as Executive Vice President, Ricerca Biosciences, Senior Vice President, International Specialty Products and Senior Vice President, Lonza Group. His international experience included responsibilities in the United States, Europe and Latin America. Mr. Brandt has also held leadership roles in prominent industry associations, serving as President of Drug, Chemical and Associated Technologies, Board of Governors of Synthetic Organic Chemicals Manufacturers Association and the National Feed Ingredients Association. Ronald Brandt earned a BChE from The Cooper Union and an MBA from Rutgers University.

Dr. Yaping Hong joined Chiral Quest as Director of Process Research and Development in May 2003. Prior to joining Chiral Quest, Dr. Hong was Director of Process Chemistry for Synthon Chiragenics from August 2001 to May 2003. From April 1993 to August 2001, Dr. Hong was employed by Sepracor Inc., eventually serving as Associate Research Fellow from January 2001 to August 2001. Dr. Hong has a Ph.D. in Synthetic Organic Chemistry from the University of Waterloo and conducted his postdoctoral work at the Massachusetts Institute of Technology.

Mr. Brian Lenz joined Chiral Quest as Controller in October 2003 and currently serves as Secretary. Prior to joining Chiral Quest, he was Controller for Smiths Detection from July 2000 to September 2003. Previous to Smiths Detection, Mr. Lenz worked as a Senior Auditor for KPMG LLP. Mr. Lenz is a licensed Certified Public Accountant, holds a Bachelors of Science in Business Administration from Rider University in New Jersey, and an M.B.A. from Saint Joseph's University in Pennsylvania.

About Chiral Quest

Chiral Quest is a research-based life sciences chemistry company that provides chiral products, technology and services to the pharmaceutical and fine chemical industries. The Company develops chemical catalysts and other products used in the synthesis of desired isomers of chiral molecules. For more information, visit www.chiralquest.com.

Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties that could cause Chiral Quest's actual results and experience to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Chiral Quest's research programs and compounds will be successfully commercialized. Risks, uncertainties and assumptions also include the possibility that the market for the sale of certain products may not develop as expected; and that development of these products may not proceed as planned. Chiral Quest assumes no obligation and does not intend to update these forward-looking statements.

Source: Chiral Quest, Inc.